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                                               Exhibit 10.02


 FIRST AMENDMENT TO COMMERCIAL EARNEST MONEY CONTRACT


   This First Amendment to Commercial Earnest Money Contract
(the "Amendment") is an amendment to the Commercial Earnest Money Contract (the "Contract") between Novell, Inc., a Delaware corporation (the "Seller") and Origin Systems, Inc., a Texas corporation (the "Buyer"), effective April 13, 1995, executed by Buyer and Seller, providing for the purchase and sale of the following described property:

   Lot 1, Hidden Valley Phase A, a subdivision in Travis
   County, Texas, according to the map or plat thereof recorded at Volume 84, Pages 117D-118A, Plat Records of
   Travis County, Texas (the "Property"),

as more particularly described in the Contract. All capitalized terms used in this Amendment shall have the same meaning and definition as those used in the Contract.

   Seller and Buyer desire to amend the Contract.

   THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

   1. The Investigation/Feasibility Study Addendum is amended to provide that Buyer shall have through May 3, 1995, to perform such investigation and/or study.

   2. Subsection 25.D. of the Contract is amended to provide that
(a) Seller shall pay a maximum of $416,154.16 (inclusive of any pre-closing rent abatement or other offsets under the Leases), and Buyer shall pay a maximum of $250,000.00 (inclusive of any post-closing rent abatement and other offsets under the Leases), to secure the Post-closing Agreements and the Closing Vacant Space, (b) Buyer may withhold its consent to any Pre-closing Agreement or Post-Closing Agreement if Seller proposes to include as part of its said $416,154.16 obligation, any claims against a tenant that are of questionable enforceability in the reasonable opinion of Buyer, (c) at closing Seller shall pay to Buyer the lesser of (1) $200,664.99 or (2) the remainder of (i) all amounts specified to be paid to tenants under the Pre-closing Agreements and the Post-closing Agreements, (ii) PLUS all post-closing rent abatement to be given to tenants under the Leases to secure the Pre-closing Agreements and the Post-closing Agreements, (iii) LESS $250,000.00, (iv) LESS all amounts paid to tenants prior to closing or at closing under the Pre-closing Agreements and the Post-closing Agreements, (d) notwithstanding clause (iii) of the third grammatical paragraph of Subsection 25.D to the contrary, Seller shall pay on the Closing Date to Fellers & Company the amount of $125,000.00 pursuant to the terms of the Post-closing Agreement between Fellers & Company and Seller, and (e) if Seller is unable to secure the Closing Vacant Space and the Post-closing Agreements

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by the Closing Date for the maximum $666,154.16 to be paid by
Seller and Buyer under the terms of Section 25.D., then the Contract shall automatically terminate, the Earnest Money and the Additional Earnest Money shall be returned to Buyer, and no Broker's fee shall be earned.

   3. Subsection 25.E. of the Contract is amended to provide that (a) the reference in such Subsection to May 1, 1995 is amended to May 3, 1995, and (b) each reference in such Subsection to May 15, 1995 is amended to May 22, 1995.

   4. Subsections 25.E. and 4.A. of the Contract and Section
13 of the Contract, are each amended to provide that each reference in such Subsections and such Section to May 16, 1995 is amended to May 23, 1995.

   5. Subsection 25.I.(m)(viii) of the Contract is amended to provide that commissions due and payable on or before the Closing Date with respect to Leases or any leasing commission agreements, or any renewal, substitution, extension or expansion under either thereof, shall be paid, or otherwise satisfied, by Seller, at or prior to the Closing Date.

   6. Subsection 25.R. of the Contract is amended to read as follows:

      25.R. At closing, Seller shall escrow $20,000.00 with Escrow Agent for up to six months from the date of closing to provide funds to cause certain floors of Building I to be brought into compliance with the ADA in accordance with the recommendations of Eckland Consultants, Inc., contained in a Property Condition Report dated April 28, 1995. The terms of the escrow shall be governed by an escrow agreement, the form and content of which shall be reasonably acceptable to Seller and Buyer and shall be approved by the parties by the Closing Date.

      At closing, Seller shall escrow $1,000.00 with the Escrow Agent for up to six months from the date of closing to provide funds for any repair required due to rain penetration into the fifth floor of Building I. The terms of the escrow shall be governed by an escrow agreement, the form and consent of which shall be reasonably acceptable to Seller and Buyer and shall be approved by the parties by the Closing Date.

      At closing, Seller shall escrow $25,000.00 with the Escrow Agent to provide funds for any legal fees reasonably incurred by Buyer concerning, and for any costs and expenses reasonably incurred by Buyer related to any legal

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   action or proceeding concerning, the failure or refusal
   of either Lotus Development Corporation or Fellers & Company to vacate the premises that they are required to vacate under the terms of their respective Pre-closing Agreements or Post-closing Agreements. The terms of the escrow shall be governed by an escrow agreement, the form and content of which shall be reasonably acceptable to Seller and Buyer and shall be approved by the parties by the Closing Date.

   7. An additional subsection, subsection 25.S., is added to the Contract as follows:

      25.S. With respect to the Lease between Seller and Motorola, Inc., a Delaware corporation, dated July 15, 1994
   (the "Motorola Lease"), if the closing occurs:

   (a) Seller shall be liable for and shall pay, in accordance with the terms of the Motorola Lease, a maximum of the lesser of (i) 14% of the sum of the Improvement Allowance plus the Plan Allowance (as "Improvement Allowance" and "Plan
   Allowance" are defined in the Motorola Lease), or (ii)
   $6,912.64,

   (b) Buyer shall be liable for and shall pay, in accordance with the terms of the Motorola Lease, a maximum of the lesser of (i) 86% of the sum of such Improvement Allowance plus such Plan Allowance, or (ii) $42,463.36,

   (c) If the cost of the Tenant Work (as "Tenant Work" is defined in the Motorola Lease) exceeds the sum of such Improvement Allowance plus such Plan Allowance, and if Motorola, Inc. elects to amortize such excess cost on a straight-line basis over the primary term of the Motorola Lease with an interest factor of nine percent (9%) per annum, Seller shall finance such excess cost and shall receive the principal and interest payments on such financed excess cost from Motorola, Inc.

   8. Subsection 9.A of the Contract is amended to provide that the Closing Date shall be on or before June 1, 1995, subject to extension as provided in Section 10 of the Contract.

   9. The last grammatical paragraph of Subsection 25.I of the Contract is amended to provide that the survival of the representations and warranties contained in Section 25.I(i) and
(j) shall also only be limited in duration by any applicable law, and shall not be merged in the deed to be delivered at Closing.

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   10.  Except as expressly revised and amended by this
Amendment, the terms and conditions of the Contract are hereby ratified and confirmed by Buyer and Seller.

   11. This Amendment is executed to be effective April 13, 1995.

                     SELLER:

                     NOVELL, INC., a Delaware corporation



                     By:    /s/ Ronald K. Tolboe
                        ----------------------------------

                     Name:  Ronald K. Tolboe
                          --------------------------------

                     Title: Director, Corp. Real Estate
                           -------------------------------

                     Date:  June 1, 1995
                          --------------------------------



                     BUYER:

                     ORIGIN SYSTEMS, INC., a Texas corporation


                     By:   /s/ Michael S. Grajeda
                        ----------------------------------

                     Name: Michael S. Grajeda
                          --------------------------------

                     Title: Vice President, COO
                           -------------------------------

                     Date:   June 1, 1995
                          --------------------------------


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